Exhibit 99.1

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction and Basis of Presentation

AdCare Health Systems, Inc. ("AdCare" or the "Company") has entered into certain sublease agreements, on varying dates, to which each sublessor (which is a wholly owned subsidiary of the Company) will lease a respective skilled nursing facility of the Company. On April 1, 2015, six wholly-owned subsidiaries of the Company commenced subleasing of the facilities. The six subleased facilities are as follows:

•	College Park Healthcare Center, a 95-bed skilled nursing facility located in College Park, Georgia;

•	LaGrange Nursing and Rehabilitation Center, a 137-bed skilled nursing facility located in LaGrange, Georgia;

•	Powder Springs Nursing and Rehabilitation Center, a 208-bed skilled nursing facility located in Powder Springs, Georgia;

•	Tara at Thunderbolt Nursing and Rehabilitation Center, a 134-bed skilled nursing facility located in Thunderbolt, Georgia;

•	Georgetown Healthcare and Rehabilitation Center, a 84-bed skilled nursing facility located in Georgetown, South Carolina;

•	Sumter Valley Nursing and Rehabilitation Center, a 96-bed skilled nursing facility located in Sumter, South Carolina.

As previously reported, on January 31, 2015, a wholly-owned subsidiary of the Company (“Wellington Sublessor”) entered into separate sublease agreements pursuant to which Wellington Sublessor leases two skilled nursing facilities located in Georgia, to affiliates of Wellington Health Services (each a "Wellington Sublessee"). The lease commenced on April 1, 2015 on which date each Wellington Sublessee received all licenses and other approvals from the State of Georgia to operate such facility. The facilities are currently leased by Wellington Sublessor, as tenant, pursuant to a lease agreement dated August 1, 2010 (the "Prime Lease") with William M. Foster, as landlord. Each sublease agreement is structured as triple net lease wherein the Wellington Sublessee is responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the sublease. The initial term of each sublease agreement will expire on July 31, 2020 coterminous with the Prime Lease. If Wellington Sublessor and landlord agree to extend the term of the Prime Lease, then Wellington Sublessee has the right to extend the term of the sublease agreements through the end of the renewal term of the Prime Lease. The annual rent under the two sublease agreements in the first year is $0.3 million in the aggregate, and the annual rent under each sublease will escalate at 1% each year through the initial term and 2% per year through the renewal term, if any. The sublease agreements are cross-defaulted. In connection with the sublease agreements, the current licensed operators (wholly-owned subsidiaries of the Wellington Sublessor) and the Wellington Sublessees also entered into operations transfer agreements with respect to the applicable facility, containing customary terms and conditions relating to the transfer of operations of skilled nursing facilities.
As previously reported, on February 18, 2015, a wholly-owned subsidiary of the Company (“College Park Sublessor”) entered into a sublease agreement pursuant to which Sublessor now leases one skilled nursing facility located in Georgia, to affiliates of C.R. of College Park, LLC (the "College Park Sublessee"). The lease commenced on April 1, 2015, on which date the College Park Sublessee received all licenses and other approvals from the State of Georgia to operate such facility. The sublease agreement is structured as triple net lease wherein the College Park Sublessee is responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the sublease. The initial term of the sublease agreement will expire on April 30, 2020 and has a five year renewal option. The annual rent under the sublease agreement in the first year is approximately $0.6 million, and the annual rent will escalate at $12,000 annually through the lease term. In connection with the sublease agreements, the current licensed operator (wholly-owned subsidiary of the College Park Sublessor) and the College Park Sublessee also entered into an operations transfer agreement with respect to the applicable facility, containing customary terms and conditions relating to the transfer of operations of skilled nursing facilities. In addition to this facility, the Company has also subleased a 122-bed skilled nursing facility located in Glencoe, Alabama owned by Coosa Nursing ADK, LLC, a 182-bed skilled nursing facility in located in Attalla Alabama owned by Attalla Nursing ADK, LLC, and a 52-bed skilled nursing facility in located in Thomasville, Georgia owned by ADK Thomasville Operator, LLC to affiliates of C-Ross Management during 2014.
As previously reported, on February 25, 2015, two wholly-owned subsidiaries of the Company (each, a “Symmetry Healthcare Sublessor”) entered into separate sublease agreements pursuant to which each Symmetry Healthcare Sublessor now leases. The leases commenced on April 1, 2015, on which date the Symmetry Healthcare Sublessees received all licenses and other approvals from the State of South Carolina to operate such facilities and received approval of the mortgage lender with respect to such facilities. Each sublease agreement is structured as triple net lease wherein the Symmetry Healthcare Sublessee is responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the sublease. Pursuant to each sublease agreement, the initial lease term is fifteen years with a five-year renewal option. The annual rent under all of the sublease agreements in the first year is $1.1 million in the aggregate, and the annual rent under each sublease will escalate at 3% each year through the initial term and upon renewal. The sublease agreements are cross-defaulted. In connection with entering into the sublease agreements, each Symmetry Healthcare Sublessor and Symmetry Healthcare Sublessee also entered into an operations transfer agreement with respect to the applicable South Carolina facilities, each containing customary terms and conditions. In addition to these two facilities, the Company has also subleased a 106-bed skilled nursing facility located in Sylva, North Carolina, owned by Mountain Trace Nursing ADK, LLC to an affiliate of Symmetry Health Care and the lease will commence, subject to, among other things, the receipt of all licenses and other approvals from the State of North Carolina to operate such facility.
As previously reported, on March 17, 2015, a wholly-owned subsidiary of the Company (“LaGrange Sublessor”) entered into a sublease agreement pursuant to which LaGrange Sublessor now leases one skilled nursing facility located in Georgia, to affiliates of C.R.of LaGrange, LLC (the "LaGrange Sublessee"). The lease commenced on April 1, 2015, on which date the LaGrange Sublessee received all licenses and other approvals from the State of Georgia to operate such facility. The facilities are currently leased by LaGrange Sublessor, as tenant, pursuant to the Prime Lease with William M. Foster, as landlord. The sublease agreement is structured as triple net lease wherein the LaGrange Sublessee is responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the sublease. The initial term of the sublease agreement will expire on July 31, 2020, coterminous with the Prime Lease. If LaGrange Sublessor and landlord agree to extend the term of the Prime Lease, then LaGrange Sublessee has the right to extend the term of the sublease agreements through the end of the renewal term of the Prime Lease. The annual rent under the sublease agreement in the first two years will approximate $1.0 million annually, and the annual rent will escalate at 3.0% annually through the lease term. In connection with the sublease agreements, the current licensed operators (wholly-owned subsidiaries of LaGrange Sublessor) and the LaGrange Sublessee also entered into an operations transfer agreement with respect to the applicable facility, containing customary terms and conditions relating to the transfer of operations of skilled nursing facilities. As noted above, in addition to this facility, the Company has also subleased a 122-bed skilled nursing facility located in Glencoe, Alabama owned by Coosa Nursing ADK, LLC, a 182-bed skilled nursing facility in located in Attalla Alabama owned by Attalla Nursing ADK, LLC, and a 52-bed skilled nursing facility in located in Thomasville, Georgia owned by ADK Thomasville Operator, LLC to affiliates of C-Ross Management during 2014.
The unaudited pro forma balance sheet as of December 31, 2014 is based on the historical statements of the Company as of December 31, 2014 after giving effect to the commencement of the facility subleases. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014 gives effect to the commencement of the facility subleases as of January 1, 2014.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments set forth in the notes thereto. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma consolidated financial statements were directly attributable to the commencement of the six entity sublease agreements, based upon available information and assumptions, which we consider to be reasonable, and made solely for purposes of developing such unaudited pro forma financial information in compliance with the disclosure requirements of the SEC. The unaudited pro forma consolidated financial information is presented for informational purposes only and should not be considered indicative of actual results that would have been achieved had the six entities leases commenced on the dates indicated.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the 2014 Annual Report on Form 10-K, filed on March 31, 2015.

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2014
(Amounts in thousands, except per share data)

	Audited	Pro Forma Adjustment		Pro Forma
	December 31, 2014	(1)		December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$10,735	$383	(1)	$11,118
Restricted cash and investments	3,321	—		3,321
Accounts receivable, net	24,294	—		24,294
Prepaid expenses and other	1,766			1,766
Deferred tax asset	569	—		569
Assets of disposal group held for sale	5,813	—		5,813
Assets of variable interest entity held for sale	5,924	—		5,924
Total current assets	52,422	383		52,805

Restricted cash and investments	5,456	—		5,456
Property and equipment, net	135,585	—		135,585
Intangible assets, net	6,558	—		6,558
Goodwill	4,224	—		4,224
Deferred loan costs, net	3,464	—		3,464
Lease deposits and other assets	2,252	—		2,252
Total assets	$209,961	$383		$210,344

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$22,113	$—		$22,113
Accounts payable and accrued expenses	32,087	—		32,087
Liabilities of disposal group held for sale	5,197	—		5,197
Liabilities of variable interest entity held for sale	5,956	—		5,956
Total current liabilities	65,353	—		65,353

Notes payable and other debt	118,093	—		118,093
Other liabilities and security deposits	2,129	383	(1)	2,512
Deferred tax liability	605	—		605
Total liabilities	186,180	383		186,563

Preferred stock	20,392	—		20,392
Stockholders' equity:
Common stock and additional paid-in-capital	61,896	—		61,896
Accumulated deficit	(56,067)	—		(56,067)
Total stockholders' equity	5,829	—		5,829
Noncontrolling interest in subsidiary	(2,440)	—		(2,440)
Total equity	3,389	—		3,389
Total liabilities and equity	$209,961	$383		$210,344

Notes:
(1)     Security deposits from tenants related to the six subleased entities in accordance with the lease agreements

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014
(Amounts in thousands, except per share data)

	Audited	Pro Forma Adjustments				Pro Forma
	December 31, 2014	(1), (2), (3)		(4)		December 31, 2014

Revenues:
Patient care revenues	$189,989	$(54,008)	(1)	$—		$135,981
Management revenues	1,493	—		—		1,493
Rental revenues	1,832	—		7,004	(4)	8,836
Total revenues	193,314	(54,008)		7,004		146,310

Expenses:
Cost of services	159,434	(43,922)	(1)	—		115,512
General and administrative expenses	15,541	(1,620)	(2)	—		13,921
Facility rent expense	7,080	—		—		7,080
Depreciation and amortization	7,300	—		—		7,300
Salary retirement and continuation costs	2,636	—		—		2,636
Total expenses	191,991	(45,542)		—		146,449
Income (Loss) from Operations	1,323	(8,466)		7,004		(139)

Other Income (Expense):
Interest expense, net	(10,780)	126	(3)	—		(10,654)
Acquisition costs, net of gains	(8)	—		—		(8)
Loss on extinguishment of debt	(1,803)	—		—		(1,803)
Loss on legal settlement	(600)	—		—		(600)
Loss on disposal of assets	(7)	—		—		(7)
Other expense	(888)	—		—		(888)
Total other expense, net	(14,086)	126		—		(13,960)

Loss from Continuing Operations Before Income Taxes	(12,763)	(8,340)		7,004		(14,099)
Income tax expense	(132)	—		—		(132)
Loss from Continuing Operations	$(12,895)	$(8,340)		$7,004		$(14,231)

Net Loss per Common Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Basic:
Continuing Operations	$(0.82)					$(0.89)

Net Loss per Common Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Diluted:
Continuing Operations	$(0.82)					$(0.89)

Weighted Average Common Shares Outstanding:
Basic	17,930					17,930
Diluted	17,930					17,930

Notes:
(1)     Eliminate results of operations for the six subleased entities
(2)    Eliminate management's estimated general and administrative expense related to the six subleased entities
(3)     Eliminate interest expense related to lines of credit collateralized by accounts receivable for two of the six subleased entities
(4)     Rental revenue resulting from the six subleased entities